Exhibit 10.3

ASSIGNMENT AND ASSUMPTION OF MASTER MANAGEMENT AGREEMENT

1. Effective as of January 1, 2016, in consideration of Ten Dollars ($10.00) in hand paid and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Master Real Estate Management Agreement dated October 18, 2012 (the “Management Agreement”), by and between Inland Real Estate Income Trust, Inc., a Maryland corporation, and INLAND NATIONAL REAL ESTATE SERVICES, LLC, a Delaware limited liability company (“Inland National”), is hereby assigned from Inland National to Inland Commercial Real Estate Services LLC, a Delaware limited liability company (“Inland Commercial”), with Inland Commercial succeeding to all of the powers of Inland National, including, without limitation, judicial and non-judicial enforcement of all of the terms of all leases and tenancies of the property managed under the Management Agreement, including, without limitation, evictions, enforcement of lease covenants and recovery of monies from tenants and lease guarantors, and entering into contracts for property operations, repairs, maintenance and insurance as granted to the “Manager” under the Management Agreement.

2. The parties acknowledge and agree that this Assignment and Assumption of Master Management Agreement is not a termination of such agreement under Section 4 of the Management Agreement and that none of the sub-management agreements entered into with respect to an individual property pursuant to Section 3 of the Management Agreement shall terminate as a result of this Assignment and Assumption of Master Management Agreement.

WHEREFORE, the parties have executed this Assignment and Assumption of Master Management Agreement as of the date first above written.

INLAND NATIONAL REAL ESTATE SERVICES,
LLC, a Delaware limited liability company

By:	/s/ Larry Sajdak
Its: President

INLAND COMMERCIAL REAL ESTATE SERVICES
LLC, a Delaware limited liability company

By:	/s/ Daniel Zatloukal
Its: President

Acknowledged and Agreed,

including with respect to Section 2 above:

INLAND REAL ESTATE INCOME TRUST, INC.,

a Maryland corporation

By:	/s/ JoAnn McGuinness
Its: President and Chief Operating Officer